Exhibit 99.1

NEWS RELEASE	Embarq Corporation 5454 West 110th Street Overland Park, KS 66211 embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

Media Contact:

Debra Peterson, 913-323-4881

debra.d.peterson@embarq.com

EMBARQ Reports Solid Fourth Quarter and Full-Year 2007 Results

Company Expects Increased Cash Flow Before Dividends in 2008

Overland Park, KS – February 7, 2008 – EMBARQ (NYSE: EQ) today announced its fourth quarter and full-year 2007 results, highlighted by strong cash generation and continued growth in both Business Markets revenue and average revenue per household. The company also provided its outlook for 2008, which calls for a 3.1% to 7.5% increase in cash flow before dividends, as defined in the ‘Non-GAAP Definitions’ section below.

For the fourth quarter, EMBARQ reported total revenues of $1.58 billion, operating income of $370 million and diluted earnings per share of $1.23. For full-year 2007, the company reported total revenues of $6.37 billion, operating income of $1.50 billion and diluted earnings per share of $4.44.

“Our 2007 results met or exceeded the expectations we provided last quarter, which had been revised upward from our original outlook a year ago,” said Tom Gerke, Interim Chief Executive Officer. “In 2008, we expect marked improvement in cash generation, as we continue to focus on delivering practical innovation, increasing customer satisfaction and achieving operational excellence throughout our business.”

Highlights

•	Cash flow before dividends totaled $921 million for full-year 2007.

•	Revenue in the company’s Business Markets group grew at a 2.4% year-over-year rate in the fourth quarter.

•	Fourth quarter average revenue per household increased 5.9% compared to the year-ago period.

•	As previously announced, the Board of Directors authorized a 10% dividend increase and $500 million share repurchase program.

•	Introduced EMBARQ™ Unlimited Music, which provides access to over 3 million songs via the company’s MyEMBARQ.com high-speed Internet portal.

•	Opened the EMBARQ™ Video Store, which provides on-demand access to more than 5,000 movies, 5,000 music videos and 2,000 TV shows via the MyEMBARQ.com portal.

Embarq Corporation (NYSE: EQ) Page 1 of 16

Results Summary

EMBARQ’s 2007 results met or exceeded the updated outlook the company provided on November 1, 2007.

2007	Actual	11/1/07 Outlook
Access Lines	-6.3%	Low-to-mid 6% rate of decline

Telecom Revenue	$5.90 billion	$5.87 to $5.92 billion

Operating Income*	$1.50 billion	$1.45 to $1.50 billion

Depreciation	$1.06 billion	Approximately $1.06 billion

Net Capital Expenditures**	$819 million	Approximately $830 million

*	For comparability, the outlook for operating income was adjusted downward by $64 million to reflect 3Q-07 and 4Q-07 severance expense, which was specifically excluded from guidance.
**	For comparability, the outlook for capital spending was adjusted downward by $10 million to reflect the constructions reimbursements component of net capital spending, as defined in the ‘Non-GAAP Definitions’ section of this press release.

Financial Results

EMBARQ reported total revenue of $1.58 billion for the fourth quarter, a 2.5% decrease from the prior-year period. For the full year, total revenue was $6.37 billion, a decrease of 2.4% compared to as adjusted revenues in the prior year.

Telecommunications segment revenue was $1.46 billion in the fourth quarter, representing a decline of 2.5% compared to the prior year. For the year, Telecommunications revenue was $5.90 billion, a decrease of 1.5% compared to 2006 as adjusted revenue.

Total and Telecommunications revenue for both prior year periods included $34 million in revenue resulting from the settlement of a billing dispute.

Revenue for the Logistics segment was $113 million in the fourth quarter and $466 million for full-year 2007. Relative to 2006, fourth quarter and full-year revenue declined 1.7% and 12.1%, respectively.

Consolidated operating income was $370 million in the quarter, a decrease of 8.9% from the prior year. For the full year, operating income was $1.50 billion, a decrease of 6.5% from prior year as adjusted operating income.

Operating income was impacted by the following items:

	2007		2006
Increase (Decrease)	4Q	Total	4Q	Total
(in millions)
Revenue from billing dispute settlement	$—	$—	$34	$34
Severance expenses	($31)	($80)	($2)	($34)
Spin-off related expenses	($5)	($26)	($13)	($116)
Net wireless dilution	($14)	($77)	($25)	($44)

Embarq Corporation (NYSE: EQ) Page 2 of 16

Financial Results (continued)

EMBARQ reported diluted earnings per share of $1.23 for the fourth quarter and $4.44 for the full year. A lower than normal effective tax rate in the fourth quarter benefitted the company’s earnings per share results by $0.18, which offset the fourth quarter items summarized above.

Capital Expenditures and Cash Flow

Net capital expenditures were $260 million in the quarter and $819 million for the year, including spin-off related capital spending of $4 million and $12 million, respectively.

The company reported cash flow before dividends of $193 million in the quarter and $921 million for the full-year.

During the fourth quarter, EMBARQ paid a dividend of $0.625 per share.

The company reduced its net debt by $54 million during the quarter and $596 million for the year, ending the year with net debt of $5.81 billion.

Subscriber Results

Access lines declined by 91,000 lines during the quarter, ending the year at 6.47 million lines. High-speed Internet net additions were 61,000 for the quarter, bringing the end of year subscriber base to 1,277,000 customers. EMBARQ ended the year with 112,000 wireless subscribers, up 4,000 during the quarter as the company refined its approach in targeting wireless subscribers. Video net additions were 10,000 in the quarter, bringing the total number of the company’s customers subscribing to video to 200,000 at the end of the year.

2008 Outlook

EMBARQ provided the following information related to its outlook for 2008:

•	Cash flow before dividends is expected to increase between 3.1% and 7.5% to $950 to $990 million.

•	Wireless dilution is expected to improve by as much as 75% from the $77 million reported in 2007.

•	Net capital expenditures are expected to be approximately $800 million.

•	On an absolute basis, access line losses are expected to be flat or slightly higher relative to the 434,000 line losses reported in 2007.

•	Despite access line losses, Telecommunications segment revenue is expected to only decrease 1.2% to 2.5% to $5.75 to $5.83 billion.

Conference Call

On Thursday, February 7, 2008 EMBARQ will hold a conference call beginning at 4:30 p.m. EST. Dial-in numbers for the conference call are (866) 245-2310 (U.S. and Canada) and (816) 650-2838 (International). The code required to access the call is 29868977. Please plan to dial-in at least five minutes before the scheduled start time. A simultaneous audio webcast of the call and a downloadable presentation will be available at www.embarq.com/investors.

For those unable to participate live, a replay of the call will be available until February 21, 2008 by dialing (800) 642-1687 (U.S. and Canada) or (706) 645-9291 (International) as well as at www.embarq.com/investors. The accompanying presentation will also be archived and available for download at this website.

Embarq Corporation (NYSE: EQ) Page 3 of 16

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s outlook or expectations for earnings, revenues, expenses, depreciation and amortization, asset quality, access line declines, cash flow measures, customer growth, wireless dilution, or other future financial or business performance, strategies or expectations. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, customer and network usage, customer retention, pricing, operating costs, technology, and the economic and regulatory environment.

Future performance cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include but are not limited to: the effects of vigorous competition in the markets in which we operate, including access line loss to cable operators and wireless providers; the impact of new, emerging and competing technologies on our business; the effect of changes in the legal and regulatory environment and the impact of compliance with regulatory mandates; potential fluctuations in our financial performance, including revenues, capital expenditures and operating expenses; the impact of any adverse change in the ratings assigned to our debt by ratings agencies on the cost of financing or the ability to raise additional financing if needed; the effects of mergers, consolidations or other unexpected developments in the industries relevant to our operations; the failure to realize expected improvement in operating efficiencies; the costs and business risks with the development of new products and services; the uncertainties related to our investments in networks, systems and other businesses; the uncertainties related to the implementation of our business strategies; the inability of third parties to perform to our requirements under agreements related to our business operations; our ownership of or ability to license technology that may be necessary to expand our business offerings; restrictions in our patent agreement with Sprint Nextel; unexpected adverse results of legal proceedings involving our company; the impact of equipment failure or other breaches of network or information technology security; potential work stoppages; a determination by the IRS that the spin-off from Sprint Nextel should be treated as a taxable transaction; the volatility in the equity market; the possible impact of adverse changes in economic, political or other external factors over which we have no control; and the other risks referenced in the sections entitled “Risk Factors” contained in EMBARQ’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) and in EMBARQ’s other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. EMBARQ is not obligated to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

Embarq Corporation (NYSE: EQ) Page 4 of 16

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Year

	4Q-07	4Q-06	Fav/(Unfav)
Consolidated
Net Operating Revenues
Voice	$1,032	$1,120	($88)	-7.9%
Data	193	183	10	5.5%
High-speed Internet	128	108	20	18.5%
Wireless	16	4	12	n/a
Other services	59	57	2	3.5%

Service revenues	1,428	1,472	(44)	-3.0%

EMBARQ Logistics	113	115	(2)	-1.7%
Other product	36	30	6	20.0%

Product revenues	149	145	4	2.8%

Total Net Operating Revenues	1,577	1,617	(40)	-2.5%
Operating Expenses
Cost of services	399	411	12	2.9%
Cost of products	141	144	3	2.1%
Selling, general and administrative	404	388	(16)	-4.1%
Depreciation	263	268	5	1.9%

Total Operating Expenses	1,207	1,211	4	0.3%

Operating Income	$370	$406	($36)	-8.9%
Interest expense	104	121	17	14.0%
Other expense (income), net	(1)	(1)	0	0.0%

Income Before Taxes	$267	$286	($19)	-6.6%
Income tax expense	77	92	15	16.3%

Net Income	$190	$194	($4)	-2.1%

Diluted Earnings Per Share	$1.23	$1.28	($0.05)	-3.9%

	4Q-07	4Q-06	Fav/(Unfav)
Telecom
Net Operating Revenues
Voice	$1,032	$1,120	($88)	-7.9%
Data	193	183	10	5.5%
High-speed Internet	128	108	20	18.5%
Wireless	16	4	12	n/a
Other services	59	57	2	3.5%

Service revenues	1,428	1,472	(44)	-3.0%
Product revenues	36	30	6	20.0%

Total Net Operating Revenues	1,464	1,502	(38)	-2.5%
Operating Expenses
Cost of services	397	411	14	3.4%
Cost of products	39	39	0	0.0%
Selling, general and administrative	395	379	(16)	-4.2%
Depreciation	262	265	3	1.1%

Total Operating Expenses	1,093	1,094	1	0.1%

Operating Income	$371	$408	($37)	-9.1%

	4Q-07	4Q-06	Fav/(Unfav)
Logistics
Net Operating Revenues	113	115	(2)	-1.7%
Operating Expenses
Cost of services & products	104	105	1	1.0%
Selling, general and administrative	9	9	0	0.0%
Depreciation	1	3	2	66.7%

Total Operating Expenses	114	117	3	2.6%

Operating Income	($1)	($2)	$1	50.0%

Embarq Corporation (NYSE: EQ) Page 5 of 16

Selected Financial Data (Unaudited) – Current Period Results Compared to Prior Quarter

	4Q-07	3Q-07	Fav/(Unfav)
Consolidated
Net Operating Revenues
Voice	$1,032	$1,051	($19)	-1.8%
Data	193	195	(2)	-1.0%
High-speed Internet	128	124	4	3.2%
Wireless	16	15	1	6.7%
Other services	59	61	(2)	-3.3%

Service revenues	1,428	1,446	(18)	-1.2%

EMBARQ Logistics	113	121	(8)	-6.6%
Other product	36	27	9	33.3%

Product revenues	149	148	1	0.7%

Total Net Operating Revenues	1,577	1,594	(17)	-1.1%
Operating Expenses
Cost of services	399	417	18	4.3%
Cost of products	141	149	8	5.4%
Selling, general and administrative	404	405	1	0.2%
Depreciation	263	260	(3)	-1.2%

Total Operating Expenses	1,207	1,231	24	1.9%

Operating Income	$370	$363	$7	1.9%
Interest expense	104	108	4	3.7%
Other expense (income), net	(1)	(2)	(1)	-50.0%

Income Before Taxes	$267	$257	$10	3.9%
Income tax expense	77	100	23	23.0%

Net Income	$190	$157	$33	21.0%

Diluted Earnings Per Share	$1.23	$1.01	$0.22	21.8%

	4Q-07	3Q-07	Fav/(Unfav)
Telecom
Net Operating Revenues
Voice	$1,032	$1,051	($19)	-1.8%
Data	193	195	(2)	-1.0%
High-speed Internet	128	124	4	3.2%
Wireless	16	15	1	6.7%
Other services	59	61	(2)	-3.3%

Service revenues	1,428	1,446	(18)	-1.2%
Product revenues	36	27	9	33.3%

Total Net Operating Revenues	1,464	1,473	(9)	-0.6%
Operating Expenses
Cost of services	397	417	20	4.8%
Cost of products	39	41	2	4.9%
Selling, general and administrative	395	393	(2)	-0.5%
Depreciation	262	257	(5)	-1.9%

Total Operating Expenses	1,093	1,108	15	1.4%

Operating Income	$371	$365	$6	1.6%

	4Q-07	3Q-07	Fav/(Unfav)
Logistics
Net Operating Revenues	113	121	(8)	-6.6%
Operating Expenses
Cost of services & products	104	108	4	3.7%
Selling, general and administrative	9	12	3	25.0%
Depreciation	1	3	2	66.7%

Total Operating Expenses	114	123	9	7.3%

Operating Income	($1)	($2)	$1	50.0%

Embarq Corporation (NYSE: EQ) Page 6 of 16

Non-GAAP Definitions

The following non-GAAP (generally accepted accounting principles) measures should be used in addition to, but not as a substitute for the information provided in the Embarq’s consolidated financial statements.

As Adjusted Reporting

For periods prior to and including May 17, 2006, the date of EMBARQ’s spin-off from Sprint Nextel, reported operating income reflects the combined performance of the specific legal entities that were spun-off from Sprint Nextel in accordance with GAAP. The reported information for these entities prior to and including the date of separation does not include certain items that are reflected in EMBARQ’s reported operating income for periods subsequent to May 17, 2006. These items primarily consist of the following:

•

In-territory consumer and business long distance customers transferred to Embarq by Sprint Nextel, as well as certain in-territory equipment and professional service customers transferred to Sprint Nextel by Embarq; and

•	Other assets and liabilities related to ongoing business operations transferred to Embarq by Sprint Nextel.

Accordingly, EMBARQ’s pre spin-off GAAP results are not fully comparable to its post spin-off GAAP results. In order to facilitate a comparison of EMBARQ’s historical operating performance to its performance subsequent to the spin-off, Schedule 5 provides an as adjusted view of EMBARQ’s quarterly operating income for 2006, including reconciliations to GAAP. The as adjusted financial information assumes the spin-off from Sprint Nextel had occurred on January 1, 2006 and includes the items described above.

Net Debt

Net debt is consolidated debt, including current maturities, less cash and equivalents. EMBARQ believes that Net Debt provides useful information about its capacity to reduce debt and improve its capital structure.

Reconciliation - Net Debt

	4Q06	3Q07	4Q07
Current maturities	$37	$99	$99
Long-term debt	6,421	5,774	5,779
Less: Cash and equivalents	(53)	(10)	(69)

Net Debt	$6,405	$5,863	$5,809

Net Capital Expenditures

Net capital expenditures are capital expenditures less proceeds from construction reimbursements. EMBARQ believes that net capital expenditures provides useful information about the capital requirements of our operations.

Reconciliation - Net Capital Expenditures

	4Q07	2007
Capital expenditures	263	829
Less: Proceeds from construction reimbursements	(3)	(10)

Net Capital Expenditures	$260	$819

Embarq Corporation (NYSE: EQ) Page 7 of 16

Cash Flow Before Dividends

Cash flow before dividends is net cash provided by operating activities, excluding the effects of changes in assets and liabilities and other non-cash items, less net capital expenditures. EMBARQ believes that cash flow before dividends provides more consistent and useful information about its capacity to return value to shareholders and pay debt.

Reconciliation - Cash Flow before Dividends

	3Q07	4Q07	2007
Net cash provided by operating activities	$522	$397	$1,624
Add: Changes in assets and liabilities, net of other non-cash items	(105)	56	116

Net Income excluding depreciation	417	453	1,740
Less: Net Capital expenditures	(193)	(260)	(819)

Cash Flow before Dividends	$224	$193	$921

Because Embarq cannot accurately predict the level of cash flow from operating activities and proceeds from construction reimbursements, Embarq does not provide reconciliations to GAAP of its forward looking measures of cash flow before dividends and net capital expenditures.

Other Financial Measures

Average Revenue per Household is calculated by dividing consumer revenues by average primary consumer access lines. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes Average Revenue per Household provides useful information concerning the success of its bundling initiatives and performance in attracting and retaining high value customers.

HSI Average Revenue per Subscriber is calculated by dividing high-speed Internet revenues by average high-speed Internet subscribers. While this measure is not defined under accounting principles generally accepted in the United States, the measure uses a GAAP measure as the basis for the calculation. EMBARQ believes HSI Average Revenue per Subscriber provides useful information concerning the appeal of its high-speed Internet pricing plans and performance in attracting and retaining high value customers.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of communications services. The company has approximately 18,000 employees and operates in 18 states. EMBARQ is included in the S&P 500.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network® — all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business Class High Speed Internet, wireless, satellite TV from DIRECTV®, enhanced data network services, voice and data communication equipment and managed network services.

For more information, visit embarq.com.

Embarq Corporation (NYSE: EQ) Page 8 of 16

Embarq Corporation

Consolidated Statements of Operations

($ in millions, except per share amounts)

Schedule 1

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)
Net Operating Revenues
Service revenues	$1,428	$1,472	$5,786	$5,722
Product revenues	149	145	579	641
Net operating revenues	1,577	1,617	6,365	6,363
Operating Expenses
Cost of services	399	411	1,637	1,594
Cost of products	141	144	559	598
Selling, general and administrative	404	388	1,608	1,600
Depreciation	263	268	1,057	1,027

Total Operating Expenses	1,207	1,211	4,861	4,819

Operating Income	370	406	1,504	1,544
Interest expense	104	121	432	324
Other (income) expense, net	(1)	(1)	(3)	(14)

Income Before Taxes	267	286	1,075	1,234
Income tax expense	77	92	392	450

Net Income	$190	$194	$683	$784

Basic Earnings Per Share (1)	$1.24	$1.30	$4.50	$5.26

Basic weighted average shares (1)	153.0	149.6	151.9	149.2
Diluted Earnings Per Share (1)	$1.23	$1.28	$4.44	$5.21

Diluted weighted average shares (1)	154.9	151.4	153.9	150.4

(1)

Basic and diluted earnings per share and weighted average shares outstanding have been presented on a pro forma basis for the year ended December 31, 2006. Shares outstanding and dilution effects at the spin-off date of May 17, 2006, were assumed to be outstanding at January 1, 2006.

Embarq Corporation (NYSE: EQ) Page 9 of 16

Embarq Corporation

Condensed Consolidated Balance Sheets

($ in millions)

Schedule 2

	December 31, 2007	December 31, 2006
	(unaudited)
Assets
Cash and equivalents	$69	$53
Accounts receivable, net	616	660
Inventories	138	179
Prepaid expenses and other current assets	117	131

Total current assets	940	1,023
Property, plant and equipment, net	7,748	7,988
Prepaid pension asset	108	—
Other non-current assets	59	80

Total non-current assets	7,915	8,068

Total assets	$8,855	$9,091

Liabilities and stockholders’ equity
Current maturities	$99	$37
Accounts payable	387	503
Accrued payroll & benefits	208	198
Accrued taxes	27	68
Deferred revenue	202	211
Accrued interest	56	52
Other current liabilities	219	195

Total current liabilities	1,198	1,264
Long-term debt	5,779	6,421
Postretirement and other benefit obligations	320	685
Deferred income taxes	1,084	1,039
Other non-current liabilities	210	150

Total non-current liabilities	7,393	8,295
Stockholders’ equity
Common stock	2	1
Paid in capital	(231)	(414)
Retained earnings	623	308
Accumulated other comprehensive income (loss)	(130)	(363)

Total stockholders’ equity	264	(468)

Total liabilities and stockholders’ equity	$8,855	$9,091

Embarq Corporation (NYSE: EQ) Page 10 of 16

Embarq Corporation

Condensed Consolidated Statements of Cash Flows

($ in millions)

Schedule 3

	Year Ended December 31,
	2007	2006
	(unaudited)
Operating Activities
Net income	$683	$784
Depreciation	1,057	1,027
Deferred and uncertain income tax provisions	(43)	(69)
Provision for losses on accounts receivable	94	55
Stock-based compensation expense	50	31
Net losses (gains) on sales of assets	(7)	(17)
Other, net	45	39
Changes in assets and liabilities:
Accounts receivable	(75)	(35)
Inventories and other current assets	(4)	29
Accounts payable and other current liabilities	(98)	235
Noncurrent assets and liabilities, net	(78)	(26)

Net cash provided by operating activities	1,624	2,053

Investing Activities
Net capital expenditures	(819)	(913)
Proceeds from sales of assets	25	33

Net cash used by investing activities	(794)	(880)

Financing Activities
Changes in debt, net	(577)	1,308
Net cash paid to Sprint Nextel associated with the spin off	—	(2,208)
Dividends paid to stockholders	(367)	(150)
Common stock issued	109	20
Dividends paid to Sprint Nextel, pre-spin-off	—	(194)
Other, net	21	1

Net cash used by financing activities	(814)	(1,223)

Change in cash and equivalents	16	(50)
Cash and equivalents at beginning of period	53	103

Cash and equivalents at end of period	$69	$53

Embarq Corporation (NYSE: EQ) Page 11 of 16

Embarq Corporation

Operating Statistics - As Adjusted* (unaudited)

(Revenues in millions; lines and subscribers in thousands)

(* Note: As adjusted is a non-GAAP measure. See Schedule 5 for a reconciliation to GAAP.)

Schedule 4

	2007 (1)	4Q-07 (1)	3Q-07 (1)	2Q-07 (1)	1Q-07 (1)	2006	4Q-06 (1)	3Q-06 (1)	2Q-06	1Q-06
Service and Product Revenues
Voice	$4,238	$1,032	$1,051	$1,071	$1,084	$4,519	$1,120	$1,109	$1,129	$1,161
Data	765	193	195	188	189	716	183	180	178	175
High-speed Internet	489	128	124	121	116	393	108	98	95	92
Wireless	51	16	15	11	9	7	4	3	—	—
Other	243	59	61	63	60	248	57	64	61	66

Service revenues	5,786	1,428	1,446	1,454	1,458	5,883	1,472	1,454	1,463	1,494

Logistics	466	113	121	123	109	530	115	125	138	152
Other	113	36	27	28	22	106	30	27	29	20

Product revenues	579	149	148	151	131	636	145	152	167	172

Net operating revenues	$6,365	$1,577	$1,594	$1,605	$1,589	$6,519	$1,617	$1,606	$1,630	$1,666

Operating Unit Revenues
Consumer	$2,680	$658	$665	$675	$682	$2,726	$671	$668	$686	$701
Business	1,550	390	391	385	384	1,522	381	389	379	373
Wholesale	1,669	416	417	422	414	1,741	450	424	427	440

Telecommunications segment	5,899	1,464	1,473	1,482	1,480	5,989	1,502	1,481	1,492	1,514
Logistics segment	466	113	121	123	109	530	115	125	138	152

Net operating revenues	$6,365	$1,577	$1,594	$1,605	$1,589	$6,519	$1,617	$1,606	$1,630	$1,666

Access Lines
Consumer		4,272	4,345	4,461	4,588		4,659	4,731	4,835	4,970
Business		2,038	2,049	2,054	2,065		2,059	2,069	2,074	2,079
Wholesale		164	171	176	184		190	198	208	219

Total		6,474	6,565	6,691	6,837		6,908	6,998	7,117	7,268

Average Revenue per Household (HH)
Consumer revenue		$658	$665	$675	$682		$671	$668	$686	$701
Average primary consumer access lines		3,997	4,076	4,180	4,261		4,316	4,384	4,482	4,571

Monthly revenue per average HH		$54.87	$54.38	$53.83	$53.35		$51.82	$50.79	$51.02	$51.12

High-speed Internet Lines
Consumer		1,074	1,017	963	916		838	763	690	625
Business		164	160	154	149		142	135	127	121
Wholesale		39	39	39	39		37	35	32	31

Total		1,277	1,216	1,156	1,104		1,017	933	849	777

HSI Average Revenue per Subscriber
High-speed Internet revenue		$128	$124	$121	$116		$108	$98	$95	$92
Average HSI subscribers		1,247	1,186	1,130	1,061		975	891	813	735

Monthly revenue per average subscriber		$34.22	$34.85	$35.69	$36.44		$36.92	$36.66	$38.95	$41.72

Wireless Subscribers
Consumer		101	98	81	65		44	21	4	—
Business		11	10	8	6		4	3	1	—

Total		112	108	89	71		48	24	5	—

Entertainment Subscribers		200	190	178	170		162	146	131	109

(1)	As Embarq completed the spin-off from Sprint-Nextel on May 17, 2006, periods subsequent to the second quarter 2006 represent GAAP results

Embarq Corporation (NYSE: EQ) Page 12 of 16

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Schedule 5

Year Ended December 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$4,346	$172	$—	$—	$1	$4,519
Data	706	6	—	—	4	716
High-speed Internet	393	—	—	—	—	393
Wireless	7	—	—	—	—	7
Other	270	(22)	—	—	—	248

Service revenues	5,722	156	—	—	5	5,883

Logistics	530	—	—	—	—	530
Other	111	(5)	—	—	—	106

Product revenues	641	(5)	—	—	—	636

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519
Operating Expenses
Cost of services	1,594	73	—	—	1	1,668
Cost of products	598	(4)	—	—	—	594
Selling, general and administrative	1,600	35	—	(52)	1	1,584
Depreciation	1,027	—	—	38	—	1,065

Total Operating Expenses	4,819	104	—	(14)	2	4,911
Operating Income	$1,544	$47	$—	$14	$3	$1,608

Operating Unit Revenues
Consumer	$2,590	$136	$—	$—	$—	$2,726
Business	1,492	28	—	—	2	1,522
Wholesale	1,751	(13)	—	—	3	1,741

Telecommunications segment	5,833	151	—	—	5	5,989
Logistics segment	530	—	—	—	—	530

Net operating revenues	$6,363	$151	$—	$—	$5	$6,519

Embarq Corporation (NYSE: EQ) Page 13 of 16

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Quarter Ended June 30, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,073	$56	$—	$—	$—	$1,129
Data	174	2	—	—	2	178
High-speed Internet	95	—	—	—	—	95
Wireless	—	—	—	—	—	—
Other	68	(7)	—	—	—	61

Service revenues	1,410	51	—	—	2	1,463

Logistics	138	—	—	—	—	138
Other	31	(2)	—	—	—	29

Product revenues	169	(2)	—	—	—	167

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630
Operating Expenses
Cost of services	367	23	—	—	—	390
Cost of products	149	(1)	—	—	—	148
Selling, general and administrative	403	13	—	(18)	—	398
Depreciation	254	—	—	13	—	267

Total Operating Expenses	1,173	35	—	(5)	—	1,203
Operating Income	$406	$14	$—	$5	$2	$427

Operating Unit Revenues
Consumer	$642	$44	$—	$—	$—	$686
Business	369	9	—	—	1	379
Wholesale	430	(4)	—	—	1	427

Telecommunications segment	1,441	49	—	—	2	1,492
Logistics segment	138	—	—	—	—	138

Net operating revenues	$1,579	$49	$—	$—	$2	$1,630

Embarq Corporation (NYSE: EQ) Page 14 of 16

Embarq Corporation

Reconciliations of Non-GAAP Measures (unaudited)

($ in millions)

Quarter Ended March 31, 2006	GAAP	LD Customer Transfers	Pension	Shared Assets / Liabilities	Other	As Adjusted
Net Operating Revenues
Voice	$1,044	$116	$—	$—	$1	$1,161
Data	169	4	—	—	2	175
High-speed Internet	92	—	—	—	—	92
Wireless	—	—	—	—	—	—
Other	81	(15)	—	—	—	66

Service revenues	1,386	105	—	—	3	1,494

Logistics	152	—	—	—	—	152
Other	23	(3)	—	—	—	20

Product revenues	175	(3)	—	—	—	172

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666
Operating Expenses
Cost of services	378	50	—	—	1	429
Cost of products	160	(3)	—	—	—	157
Selling, general and administrative	419	22	—	(34)	1	408
Depreciation	238	—	—	25	—	263

Total Operating Expenses	1,195	69	—	(9)	2	1,257
Operating Income	$366	$33	$—	$9	$1	$409

Operating Unit Revenues
Consumer	$609	$92	$—	$—	$—	$701
Business	353	19	—	—	1	373
Wholesale	447	(9)	—	—	2	440

Telecommunications segment	1,409	102	—	—	3	1,514
Logistics segment	152	—	—	—	—	152

Net operating revenues	$1,561	$102	$—	$—	$3	$1,666

Embarq Corporation (NYSE: EQ) Page 15 of 16

Embarq Corporation

Supplemental Cash Flow Data

($ in millions)

Schedule 6

Quarter Ended December 31, 2007
(unaudited)
Operating Activities
Net income	$190
Depreciation	263
Deferred and uncertain income tax provisions	(25)
Provision for losses on accounts receivable	27
Stock-based compensation expense	4
Net losses (gains) on sales of assets	—
Other, net	13
Changes in assets and liabilities:
Accounts receivable	(3)
Inventories and other current assets	13
Accounts payable and other current liabilities	(74)
Noncurrent assets and liabilities, net	(11)

Net cash provided by operating activities	397

Investing Activities
Net capital expenditures	(260)
Proceeds from sales of assets	6

Net cash used by investing activities	(254)

Financing Activities
Changes in debt, net	5
Dividends paid to stockholders	(96)
Common stock issued	14
Other, net	(7)

Net cash used by financing activities	(84)

Change in cash and equivalents	59
Cash and equivalents at beginning of period	10

Cash and equivalents at end of period	$69

Embarq Corporation (NYSE: EQ) Page 16 of 16